EXHIBIT 10.30



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                           Chemical Leaman Corporation
                        Chemical Leaman Tank Lines, Inc.
                                102 Pickering Way
                            Exton, Pennsylvania 19341



                                October 31, 1995



Mr. Philip J. Ringo
102 Pickering Way
Exton, PA 19341

                     Re: Amendment No. 1 to Letter Agreement
                         dated June 2, 1995

Dear Mr. Ringo:

     Reference is hereby made to the letter agreement (the "Letter Agreement") dated June 2, 1995 by and among you, Chemical Leaman Corporation and Chemical Leaman Tank Lines, Inc., which has been joined by David R. Hamilton and George McFadden. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Letter Agreement.

     This Amendment No. 1 to Letter Agreement sets forth the terms under which the Letter Agreement will be amended, effective as of the date of your execution below.

     1. Your right to require the Companies to purchase for cash all of your stock of the Parent as set forth in Paragraph 3 of the Letter Agreement shall be exercisable by you or your representative only by delivering written notice of such election to each of the Companies within 30 days (60 days if your employment terminates as a result of your death or disability) following the date of the fair market value determination provided for in Paragraph 3 of the Letter Agreement, which will be required to be obtained upon and after the termination of your employment at the request of either you or the Companies. Settlement of the purchase of such stock shall occur on the date set forth in such notice, which date shall under no circumstances be more than 20 days after the date of such notice.

     2. If your employment is terminated at any time for Just Cause, the Parent shall have the right (but not the obligation) to purchase all or any portion of the shares of the common stock of the Parent which you own. Such right shall be exercisable by the Parent only by delivering written notice of such election to you within 30 days following the date of the fair market value determination provided for in Paragraph 3 of the Letter Agreement, which will be required to be obtained upon and after the termination of your employment at the request of either you or the Companies. The purchase price for such shares shall be the



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fair market value thereof (determined in accordance with Paragraph 3 of the
Letter Agreement). Settlement of the purchase of such shares shall occur on the date set forth in such notice, which date shall under no circumstances be more than 20 days after the date of such notice. You acknowledge and agree that any such purchase shall constitute a sale, transfer or conveyance of Shares (as defined in the Stock Purchase and Pledge Agreement, dated August 9, 1995, by and between you and the Parent) for consideration and therefore will require you to prepay your Promissory Note to Parent, dated August 9, 1995 in accordance with, and to the extent of, the terms of Section 2(b) thereof.

     3. Notwithstanding the provisions of Paragraph 8 of the Letter Agreement, the purchase price to be paid by you in the event the Parent redeems all or substantially all of the "Szabo block" of shares, and in connection therewith you exercise your right under Paragraph 8 of the Letter Agreement to purchase additional shares of common stock of the Parent (the "Paragraph 8 Shares"), shall be equal to $6,000 per Paragraph 8 Share until June 1, 2000. On and after June 2, 2000, the purchase price per Paragraph 8 Share shall be an amount equal to two-thirds (2/3rds) of the fair market value of such Paragraph 8 Shares (determined in accordance with Paragraph 3 of the Letter Agreement).

     In addition, if you exercise your right under Paragraph 8 of the Letter Agreement to purchase Paragraph 8 Shares at a time when the fair market value of each of such Paragraph 8 Shares is determined (by the Parent and you jointly, or by applicable governmental authority) to exceed your purchase price per share (as equitably adjusted for stock splits, etc.), the Parent will, concurrently with such determination, pay you in cash a bonus equal to the total of the applicable federal, state and local income taxes (computed at the highest individual marginal tax rates) on such excess (grossed up to cover all applicable federal, state and local income taxes on such bonus) for each such Paragraph 8 Share you so purchase.

     4. In the event that the Letter Agreement or this Amendment No. 1 requires a fair market value determination pursuant to paragraph 3 of the Letter Agreement, the parties agree to proceed reasonably and in good faith to complete or obtain completion of such determination as promptly as practicable.

     5. The Parent shall reimburse you for the reasonable legal fees and expenses of your counsel up to $2,000 incurred in connection with the negotiation and execution of this Amendment No. 1 to Letter Agreement.

     6. This Amendment No. 1 to Letter Agreement, together with the Letter Agreement and a Stock Purchase and Pledge Agreement dated August 9, 1995 between


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you and Chemical Leaman Corporation, constitute the entire agreement among the parties with respect to the subject matter hereof, and may not be amended except by a written instrument signed by the parties hereto.

     If you are in agreement with the foregoing, please sign where indicated below, and return one original of your signature to the Companies for our records.

                                        Very truly yours,



                                        CHEMICAL LEAMAN CORPORATION
                                        CHEMICAL LEAMAN TANK LINES, INC.



                                       By: /s/ David R. Hamilton
                                           -------------------------------------
                                           Title:


ACCEPTED AND AGREED, THIS
_____ DAY OF OCTOBER, 1995,


/s/ Philip J. Ringo
--------------------
Philip J. Ringo

November 29, 1995